Exhibit 10.2
Share Purchase Agreement

This Share Purchase Agreement (the “Agreement”) is made and entered into by and between the following parties on June 3, 2010 in Xi’an, the PRC (the People’s Republic of China, excluding Hong Kong, Macao and Taiwan)：

Party A: Xi’an Tech Full Simo Motor Co., Ltd.
Address: No.159 Ming Guang Road, Economy & Technology Development Zone, Xi’an

Party B: Xi’an Simo Imports and Exports Co., Ltd.
Address: No.159 Ming Guang Road, Xi’an

Party C: Fu Nong
Passport Number: G34413899

Party A is referred hereinafter to as the “Purchaser”, and all the other parties collectively are referred hereinafter to as the “Seller”.

Whereas：

1.
Xi’an Simo A’Da Motor Co., Ltd.（the “Target Company”）is a limited liability company incorporated and validly existing under the PRC laws. Its registration number is 610100400002582, registered address is No.12 Road Feng Cheng, Xi’an, and registered business scope is manufacture, maintenance, R&D of middle size and small size AC motors; selling products of this company.

2.
The Purchaser and the Seller are all the shareholders of the Target Company. Party A and Party B are limited liability companies established and validly existing under the PRC laws. Party C is the PRC individual. Each holding 40%, 5%, 55 % equity interest of Target Company, respectively.

3.
The Seller is willing to sell all of the equity interest held by it in the Target Company (the “Target Equity”) to the Purchaser and the Purchaser is willing to buy the Target Equity (the “Transaction”).

Therefore, according to the principle of equality and through discussion, the parties hereof agree to enter into the following provisions:

1.	Purchase of Share

1.1
The Seller agrees to sell the Target Equity to the Purchaser and the Purchaser agrees to purchase the Target Equity held by the Seller in accordance with the provisions and conditions of the Agreement.

1.2
The Purchaser will be entitled to all the rights and interests related to the Target Equity since the effectiveness of the Agreement, including but not limited to the right to dividends, the right to elect directors and supervisors. While the Seller shall not be entitled to any rights and interests related to the Target Equity since effectiveness of the Agreement, except otherwise provided for in the Agreement.

2.	Price of Purchase and its Payment

2.1
Except otherwise provided for in the Agreement, as the consideration of purchase of the Target Equity, the Purchaser shall pay RMB 600 thousand to Party B, pay RMB 6.6 million to Party C within 40 days after the signing of the Agreement.

2.2	The aforesaid purchase price is final and the Purchaser has no other obligations once paying off such purchase price.

2.3	Each party is respectively liable for the taxes and fees with respect to the transaction of the Target Equity in accordance with the PRC laws.

3.	Close of Transaction

3.1	Each party should cooperate to complete the alteration registration procedure with the relevant authority as to the Transaction within 40 days after the signing of the Agreement.

3.2	The Transaction of the Target Equity shall be closed till the alteration registration procedure with the relevant authority aforesaid in 3.1 is completed.

4.	Representations and Warranties

4.1	The Seller makes the following representations and warranties to the Purchaser which shall remain true, correct and not misleading till the close of the transaction:

(1)	The Seller has obtained the necessary approval, permit, authorization, power and right to sign and deliver and perform the Agreement;

(2)	The Seller has legally and validly owned the right to the Target Equity and there is no pledge or other third party’s right on the Target Equity;

(3)
The Seller shall be liable for the Target Company’s debts, liabilities, claims to compensate or potential debts, liabilities, claims to compensate which it has been aware of but not disclosed to the Purchaser.

(4)
To the best of The Seller’s knowledge, there exist no pending or potential procedures, litigations, claims, demands, Articles of Association, objection Orders, hearings, breach of contracts, deficient notice or investigations, directly or indirectly related to or with respect to the Agreement, the business or assets of the Target Company or the Target Equity.

(5)
The selling of the Target Equity by the Seller to the Purchase is not and will not in violation of the Articles of Association of the Target Company, the contracts and agreements and other legal documents having binding effect upon the Seller; and

(6)
The Seller must not sign any contract or agreement using the name of the shareholder of the Target Company which is detrimental to the benefit of the Target Company after the effectiveness of the Agreement.

4.2	The Purchaser makes the following representations and warranties to the Seller which shall remain true, correct and not misleading till the close of the transaction:

(1)	The Purchaser has obtained the necessary approval, authorization, power and right to sign and deliver the Agreement;

(2)
The signing and performance of the Agreement by the Purchaser is not and will not in violation of the Articles of Association of the Target Company, the contracts and agreements and other legal documents having binding effect upon the Purchaser.

5.	Effectiveness

5.1	Each party agrees that the Agreement shall become effective since April 1, 2010.

6.	Breach of Contract

6.1
Any violation of the representations, warranties and other provisions of the Agreement shall constitute breach of the Agreement and the breaching party shall assume relevant liabilities according to the PRC laws.

6.2
If either party to the Agreement violates the representations, warranties and other provisions of the Agreement, which cause the purpose of the Agreement unrealized, the other party shall has the right to terminate the Agreement.

7.	Force Majeure

7.1
If the performance of the Agreement by either party is affected or delayed by force majeure events, the affected party should give notice to the other party immediately and provide documents introducing and proving the occurrence of such force majeure events as well as explaining the reason for its disability to perform or delay to perform. Both party should then discuss and decide whether to terminate the Agreement or amend relevant provisions. Once such force majeure events disappear, the affected party should take actions to continue to fulfill the feasible parts of the contract.

7.2
The force majeure means all events that occur after signing of this Agreement, the occurrence and consequence of which can not be avoided or overcame, and hinder the performance by any party. The said events include but not limited to injunction or action by government or public institutions, riot, war striking and other labor disputes, terminations or discontinuation of transportation or other public facility supplies, epidemic, flood, fire, earthquake, typhoon, and other natural disasters.

8.	Governing Law

8.1	The execution, performance and construction of the Agreement, as well as the settlement of disputes related to or arising from the Agreement, are all governed by the PRC laws.

9.	Settlement of Disputes

9.1
Any dispute resulting from the performance of or in relation to the Agreement should be firstly resolved by friendly discussion between the Parties. If failed, either Party may bring a suit before a PRC court in the place of where the Target Company locates.

10.	Other Matters

10.1
If any part or any provision of the Agreement is treated as illegal, expired or void or in conflict with the PRC laws, the binding effect of other provisions should not be affected and both parties should make substitute provisions with same or nearly similar effect as or to the intent of the Agreement.

10.2	The fact that a party is not exercising or late to exercise the right under the Agreement dose not constitute the waiver of such right or any other right.

10.3	Any revision of or supplement or amendment to the Agreement shall not become effective unless made in writing and signed by all parties or their authorized representatives.

10.4	The Agreement is made in three Chinese counterparts with the same legal effect and each party holds one.

[Below is the signature part]
Party A: Xi’an Tech Full Simo Motor Co., Ltd.
(seal)
Legal Representative:
( signature )

Party B:	[	]
( seal )

Legal Representative:
( signature )

Party C: